      As filed with the Securities and Exchange Commission on June 12, 2000

                                                           REGISTRATION NO. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -----------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            -----------------------

                          TESORO PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)


           DELAWARE                                          95-0862768
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                          Identification No.)

        300 CONCORD PLAZA DRIVE                               78216-6999
          SAN ANTONIO, TEXAS                                  (Zip Code)
(Address of Principal Executive Offices)

      TESORO PETROLEUM CORPORATION AMENDED AND RESTATED EXECUTIVE LONG-TERM
                                 INCENTIVE PLAN

           TESORO PETROLEUM CORPORATION KEY EMPLOYEE STOCK OPTION PLAN
                            (Full title of the Plans)

                                 BRUCE A. SMITH
    CHAIRMAN OF THE BOARD OF DIRECTORS, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          TESORO PETROLEUM CORPORATION
                             300 CONCORD PLAZA DRIVE
                          SAN ANTONIO, TEXAS 78216-6999
                     (Name and address of agent for service)

                                 (210) 828-8484
          (Telephone number, including area code, of agent for service)

                            -----------------------

                                  With Copy to:

                           FULBRIGHT & JAWORSKI L.L.P.
                             300 CONVENT, SUITE 2200
                            SAN ANTONIO, TEXAS 78205
                                 (210) 224-5575
                          ATTENTION: Phillip M. Renfro

                            -----------------------

                                          CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                                      PROPOSED           PROPOSED MAXIMUM
  TITLE OF SECURITIES         AMOUNT TO           MAXIMUM OFFERING      AGGREGATE OFFERING          AMOUNT OF
   TO BE REGISTERED         BE REGISTERED        PRICE PER SHARE(3)          PRICE(3)           REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
     Common Stock,
   $.16 2/3 par value      2,800,000 (1)(2)            $9.875              $27,650,000              $7,299.60
---------------------------------------------------------------------------------------------------------------------
         Total                2,800,000                  --                $27,650,000              $7,299.60
=====================================================================================================================

(1) The securities to be registered include an additional 2,600,000 shares reserved for issuance under the Tesoro Petroleum Corporation Amended and Restated Executive Long-Term Incentive Plan and 200,000 shares reserved for issuance under the Tesoro Petroleum Corporation Key Employee Stock Option Plan.

(2) There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of anti-dilution provisions of the Tesoro Petroleum Corporation Amended and Restated Executive Long-Term Incentive Plan and the Tesoro Petroleum Corporation Key Employee Stock Option Plan.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), on the basis of the average of the high and low closing prices of the Common Stock as reported on the New York Stock Exchange on June 7, 2000.

================================================================================

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

         Tesoro Petroleum Corporation, a Delaware corporation (the "Registrant" or the "Company"), hereby incorporates by reference into this Registration Statement the contents of its Registration Statement No. 333-25379 on Form S-8 relating to the Registrant's Amended and Restated Executive Long-Term Incentive Plan. In addition, the following documents are hereby incorporated by reference in this Registration Statement:

         1. The Annual Report on Form 10-K of the Company for the year ended December 31, 1999 filed March 29, 2000;

         2. The Current Reports on Form 8-K of the Company filed January 3, 2000 and January 13, 2000;

         3. The Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2000 filed May 15, 2000; and

         4. The description of the Registrant's Common Stock, $.16 2/3 par value, set forth under the caption "Description of Common Stock" in the Prospectus that is included in the Registrant's Registration Statement on Form S-3 dated May 4, 1998 (Registration No. 333-51789), as amended, filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act").

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law empowers the Registrant to, and the bylaws of the Registrant provide that it shall, indemnify to the full extent authorized or permitted by the laws of the State of Delaware any person who is made, or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Registrant, respectively, or serves or served any other enterprise at the request of the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         4.1 - Restated Certificate of Incorporation of the Company (incorporated by reference herein to Exhibit 3 to the Company's Annual Report on Form 10- K for the fiscal year ended December 31, 1993, File No. 1-3473)

         4.2 - By-Laws of the Company, as amended through June 6, 1996 (incorporated by reference herein to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, File No. 1-3473)

         4.3 - Amendment to Restated Certificate of Incorporation of the Company adding a new Article IX limiting Directors' Liability (incorporated by reference herein to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 1-3473)

         4.4 - Certificate of Designation Establishing a Series of $2.20 Cumulative Convertible Preferred Stock, dated as of January 26, 1983 (incorporated by reference herein to Exhibit 3(c) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 1-3473)

         4.5 - Certificate of Designation Establishing a Series A Participating Preferred Stock, dated as of December 16, 1985 (incorporated by reference herein to

                  Exhibit 3(d) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 1-3473)

         4.6 - Certificate of Amendment, dated as of February 9, 1994, to Restated Certificate of Incorporation of the Company amending
                  Article IV, Article V, Article VII and Article VIII (incorporated by reference herein to Exhibit 3(e) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 1-3473)

         4.7 - Certificate of Amendment, dated as of August 3, 1998, to Certificate of Incorporation of the Company, amending Article IV, increasing the number of authorized shares of Common Stock from 50,000,000 to 100,000,000 (incorporated by reference herein to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1998, File No. 1-3473)

         4.8 - Certificate of Designation of 7.25% Mandatorily Convertible Preferred Stock (incorporated by reference herein to Exhibit
                  4.1 to the Company's Current Report on Form 8-K filed on July 1, 1998, File No. 1-3473)

         4.9 - Form of Coastwide Energy Services, Inc. 8% Convertible Subordinated Debenture (incorporated by reference herein to Exhibit 4.3 to Post-Effective Amendment No. 1 to Registration No. 333-00229)

         4.10 - Debenture Assumption and Conversion Agreement dated as of February 20, 1996, between the Company, Coastwide Energy Services, Inc. and CNRG Acquisition Corp. (incorporated by reference herein to Exhibit 4.4 to Post-Effective Amendment No. 1 to Registration No. 333-00229)

         4.11 - Form of Cancellation/Substitution Agreement by and between the Company, Coastwide Energy Services, Inc. and Optionee (incorporated by reference herein to Exhibit 4.6 to Post-Effective Amendment No. 1 to Registration No. 333-00229)

         4.12 - Indenture, dated as of July 2, 1998, between the Company and U.S. Bank Trust National Association, as Trustee (incorporated by reference herein to Exhibit 4.4 to Registration Statement No. 333-59871)

         4.13 - Form of 9% Senior Subordinated Notes due 2008 and 9% Senior Subordinated Notes due 2008, Series B (filed as part of
                  Exhibit 4.12 hereof) (incorporated by reference herein to
                  Exhibit 4.5 to Registration Statement No. 333-59871)

         4.14 - Third Amended and Restated Credit Agreement (the "Senior Credit Facility"), dated as of July 2, 1998, among the Company, the Lenders parties thereto, Lehman Brothers Inc., as Arranger, Lehman Commercial Paper Inc., as Syndication Agent, the First National Bank of Chicago, as Co-Administrative Agent and as General Administrative Agent, Paribas, as Co-Administrative Agent and as Collateral Agent and The Bank of Nova Scotia, as Documentation Agent (incorporated by reference herein to Exhibit 4.6 to Registration Statement No. 333-59871)

         4.15 - Consent and Confirmation, dated as of July 2, 1998, with respect to the Senior Credit Facility, dated as of July 2, 1998 (incorporated by reference herein to Exhibit 4.7 to Registration Statement No. 333-59871)

         4.16 - Deposit Agreement among the Company, The Bank of New York and the holders from time to time of depository receipts executed and delivered thereunder (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed on July 1, 1998, File No. 1-3473)

         4.17 - Form of depository receipt evidencing ownership of Premium Income Equity Securities (filed as a part of Exhibit 4.16 hereof) (incorporated by reference herein to Exhibit 4.9 to Registration Statement No. 333-59871)

         4.18 - Amended and Restated First Amendment and Consent, dated as of November 10, 1999, to the Senior Credit Facility (incorporated by reference herein to Exhibit 4.1 to the Company's Current Report on Form 8-K filed January 3, 2000, File No. 1-3473)

         4.19 - Second Amendment, dated as of February 22, 2000, to the Senior Credit Facility (incorporated by reference herein to Exhibit 4.9 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, File No. 1-3473)

         5.1*   - Opinion of Fulbright & Jaworski L.L.P. as to the legality of the securities being registered

         23.1*  - Consent of Fulbright & Jaworski L.L.P. (included in Exhibit
                  5.1)

         23.2*  - Consent of Deloitte & Touche LLP

         24.1* - Powers of Attorney from the members of the Board of Directors of the Company (contained on signature pages hereof)

         99.1*  - The Company's Amended and Restated Executive Long-Term
                  Incentive Plan, as amended through May 25, 2000


-----------------------------
* Filed herewith

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 12, 2000.


                                       TESORO PETROLEUM CORPORATION



                                       By:     /s/  Bruce A. Smith
                                          ------------------------------------
                                                    Bruce A. Smith
                                           Chairman of the Board of Directors,
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints James C. Reed, Jr. and Bruce A. Smith, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                    SIGNATURE                                          TITLE                                      DATE
                    ---------                                          -----                                      ----
             /s/ BRUCE A. SMITH                        Chairman of the Board of Directors and                 June 12, 2000
------------------------------------------------      Director, President and Chief Executive
                 Bruce A. Smith                        Officer (Principal Executive Officer)

            /s/ GREGORY A. WRIGHT                    Senior Vice President, Financial Resources               June 12, 2000
------------------------------------------------           (Principal Financial Officer)
                Gregory A. Wright

               /s/ DON M. HEEP                      Senior Vice President, Controller (Principal              June 12, 2000
------------------------------------------------                Accounting Officer)
                   Don M. Heep

           /s/ STEVEN H. GRAPSTEIN                    Vice Chairman of the Board of Directors                 June 12, 2000
------------------------------------------------                    and Director
               Steven H. Grapstein

           /s/ WILLIAM J. JOHNSON                                     Director                                June 12, 2000
------------------------------------------------
               William J. Johnson

                                                                      Director                                June 12, 2000
------------------------------------------------
              Raymond K. Mason, Sr.

            /s/ DONALD H. SCHMUDE                                     Director                                June 12, 2000
------------------------------------------------
                Donald H. Schmude

             /s/ PATRICK J. WARD                                      Director                                June 12, 2000
------------------------------------------------
                 Patrick J. Ward

                                                                      Director                                June 12, 2000
------------------------------------------------
              Murray L. Weidenbaum

                                INDEX TO EXHIBITS

     EXHIBIT
     NUMBER
     --------
     4.1   -   Restated Certificate of Incorporation of the Company
               (incorporated by reference herein to Exhibit 3 to the
               Company's Annual Report on Form 10-K for the fiscal year ended
               December 31, 1993, File No. 1-3473)

     4.2   -   By-Laws of the Company, as amended through June 6, 1996
               (incorporated by reference herein to Exhibit 3.2 to the Company's
               Annual Report on Form 10-K for the fiscal year ended December 31,
               1996, File No. 1-3473)

     4.3   -   Amendment to Restated Certificate of Incorporation of the Company
               adding a new Article IX limiting Directors' Liability
               (incorporated by reference herein to Exhibit 3(b) to the
               Company's Annual Report on Form 10-K for the fiscal year ended
               December 31, 1993, File No. 1-3473)

     4.4   -   Certificate of Designation Establishing a Series of $2.20
               Cumulative Convertible Preferred Stock, dated as of January 26,
               1983 (incorporated by reference herein to Exhibit 3(c) to the
               Company's Annual Report on Form 10-K for the fiscal year ended
               December 31, 1993, File No. 1-3473)

     4.5   -   Certificate of Designation Establishing a Series A Participating
               Preferred Stock, dated as of December 16, 1985 (incorporated by reference herein to Exhibit 3(d) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File
               No. 1-3473)

     4.6   -   Certificate of Amendment, dated as of February 9, 1994, to
               Restated Certificate of Incorporation of the Company amending
               Article IV, Article V, Article VII and Article VIII (incorporated by reference herein to Exhibit 3(e) to the Company's Annual
               Report on Form 10-K for the fiscal year ended December 31, 1993,
               File No. 1-3473)

     4.7   -   Certificate of Amendment, dated as of August 3, 1998, to
               Certificate of Incorporation of the Company, amending Article IV, increasing the number of authorized shares of Common Stock from
               50,000,000 to 100,000,000 (incorporated by reference herein to
               Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for
               the period ended September 30, 1998, File No. 1-3473)

     4.8   -   Certificate of Designation of 7.25% Mandatorily Convertible
               Preferred Stock (incorporated by reference herein to Exhibit 4.1 to the Company's Current Report on Form 8-K filed on July 1,
               1998, File No. 1-3473)

     4.9   -   Form of Coastwide Energy Services, Inc. 8% Convertible
               Subordinated Debenture (incorporated by reference herein to
               Exhibit 4.3 to Post-Effective Amendment No. 1 to Registration No.
               333-00229)

     4.10  -   Debenture Assumption and Conversion Agreement dated as of
               February 20, 1996, between the Company, Coastwide Energy
               Services, Inc. and CNRG Acquisition Corp. (incorporated by reference herein to Exhibit 4.4 to Post-Effective Amendment No. 1 to Registration No. 333-00229)

     4.11  -   Form of Cancellation/Substitution Agreement by and between the
               Company, Coastwide Energy Services, Inc. and Optionee
               (incorporated by reference herein to Exhibit 4.6 to
               Post-Effective Amendment No. 1 to Registration No. 333-00229)

     4.12  -   Indenture, dated as of July 2, 1998, between the Company and U.S.
               Bank Trust National Association, as Trustee (incorporated by reference herein to Exhibit 4.4 to Registration Statement No.
               333-59871)

     4.13  -   Form of 9% Senior Subordinated Notes due 2008 and 9% Senior
               Subordinated Notes due 2008, Series B (filed as part of Exhibit
               4.12 hereof) (incorporated by reference herein to Exhibit 4.5 to
               Registration Statement No. 333-59871)

     4.14  -   Third Amended and Restated Credit Agreement (the "Senior Credit
               Facility"), dated as of July 2, 1998, among the Company, the
               Lenders parties thereto, Lehman Brothers Inc., as Arranger,
               Lehman Commercial Paper Inc., as Syndication Agent, the First
               National Bank of Chicago, as Co-Administrative Agent and as
               General Administrative Agent, Paribas, as Co-Administrative Agent
               and as Collateral Agent and The Bank of Nova Scotia, as
               Documentation Agent (incorporated by reference herein to Exhibit
               4.6 to Registration Statement No. 333-59871)

     4.15  -   Consent and Confirmation, dated as of July 2, 1998, with respect to the Senior Credit Facility, dated as of July 2, 1998
               (incorporated by reference herein to Exhibit 4.7 to Registration
               Statement No. 333-59871)

     4.16  -   Deposit Agreement among the Company, The Bank of New York and the holders from time to time of depository receipts executed and delivered thereunder (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed on July 1, 1998,
               File No. 1-3473)

     4.17  -   Form of depository receipt evidencing ownership of Premium Income
               Equity Securities (filed as a part of Exhibit 4.16 hereof)
               (incorporated by reference herein to Exhibit 4.9 to Registration
               Statement No. 333-59871)

     4.18  -   Amended and Restated First Amendment and Consent, dated as of
               November 10, 1999, to the Senior Credit Facility (incorporated by reference herein to Exhibit 4.1 to the Company's Current Report on Form 8-K filed January 3, 2000, File No. 1-3473)

     4.19  -   Second Amendment, dated as of February 22, 2000, to the Senior
               Credit Facility (incorporated by reference herein to Exhibit 4.9 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, File No. 1-3473)

     5.1*  -   Opinion of Fulbright & Jaworski L.L.P. as to the legality of the securities being registered

     23.1* -   Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1)

     23.2* -   Consent of Deloitte & Touche LLP

     24.1* - Powers of Attorney from the members of the Board of Directors of the Company (contained on signature pages hereof)

     99.1* -   The Company's Amended and Restated Executive Long-Term Incentive
               Plan, as amended through May 25, 2000

-----------------------------
* Filed herewith